Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MEDTOX Scientific, Inc. (the Company) on Form S-1 of our report dated February 22, 2002 relating to the consolidated financial statements of the Company, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 28, 2002